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                                                                    Exhibit 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 22, 2006 relating to the financial statements and financial statement schedule of Spirit AeroSystems Holdings, Inc, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Saint Louis, Missouri
August 29, 2006